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                                  EXHIBIT 23.2
                          Consent of Ernst & Young LLP





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               CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Quintiles Transnational Corp. Employee Stock Purchase Plan, the Quintiles BRI Nonqualified Stock Option Plan and the Innovex Limited 1996 Unapproved Executive Share Option Scheme of our report dated January 30, 1996, with respect to the consolidated financial statements of Quintiles Transnational Corp. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.





                                     /s/ ERNST & YOUNG LLP
                                     ERNST & YOUNG LLP





Raleigh, North Carolina
November 21, 1996